Exhibit 5.9

[Greenberg Traurig Letterhead]

[          ], 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Re:  Notes Issued by ClubCorp Club Operations, Inc.

Ladies and Gentlemen:

We have acted as special Arizona counsel to Anthem Golf, LLC, an Arizona limited liability company (“Anthem”), and GRanch Golf Club, Inc., an Arizona corporation (“GRanch”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), Anthem and GRanch (each, a “Guarantor” and collectively, “Guarantors”) and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (collectively, the “Exchange Notes”), and (ii) the issuance by the Guarantors and the other guarantors of the guarantees with respect to the Exchange Notes as described in Article 10 of the Indenture (as defined below) (collectively, the “Guarantees”). The Exchange Notes will be issued under, and the Guarantees will be issued as provided in, the Indenture, dated as of November 30, 2010 (the “Indenture”), executed by the Company, the guarantors named therein (including the Guarantors) and Wilmington Trust FSB, as trustee (the “Trustee”). The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.

A.            Documents and Matters Examined.

For purposes of this opinion, we have examined the following documents:

1.             The Indenture (including the Guarantees).

2.             The Registration Statement.

3.             The Exchange Notes.

The Indenture, the Registration Statement and the Exchange Notes are collectively referred to herein as the “Transaction Documents”.

We have also reviewed copies of the following documents:

1.             The following documents authorizing the execution by Anthem of the Transaction Documents and the performance by Anthem of its obligations thereunder:

a.             The Unanimous Written Consent in Lieu of Special Meeting of Directors, dated as of November 9, 2010.

b.             The Written Consent of Member, dated as of November 9, 2010.

2.             The following documents authorizing the execution by GRanch of the Transaction Documents and the performance by Anthem of its obligations thereunder:

a.             The Unanimous Written Consent in Lieu of Special Meeting of Directors, dated as of November 9, 2010.

b.             The Written Consent of Stockholder, dated as of November 9, 2010.

3.             The following organizational documents related to Anthem (collectively, the “Anthem Organizational Documents”):

a.             The Articles of Amendment to the Articles of Organization of Anthem Golf, LLC, dated as of November 10, 2010.

b.             The Amended and Restated Limited Liability Company Operating Agreement of Anthem Golf, LLC, dated as of November 10, 2010.

4.             The following organizational documents related to GRanch (collectively, the “GRanch Organizational Documents”, and, together with the Anthem Organizational Documents, the “Organizational Documents”):

a.             The Articles of Amendment to the Articles of Incorporation of GRanch Golf Club, Inc., dated as of November 10, 2010.

b.             The Amended and Restated By-Laws of GRanch Golf Club, Inc., dated as of November 10, 2010.

5.             A Certificate of Good Standing for Anthem, dated March 16, 2011, issued by the State of Arizona Corporation Commission (the “Anthem Certificate of Good Standing”).

6.             A Certificate of Good Standing for GRanch, dated March 16, 2011, issued by the State of Arizona Corporation Commission (the “GRanch Certificate of Good  Standing”).

7.             The Officer’s Certificate of the Guarantors, dated [          ], 2011.

In rendering our opinion we have also examined such certificates of public officials, corporate and limited liability company documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed. As to the identification of the operative organization documents of the Guarantors and various questions of fact material to our opinion, we have relied upon certificates and written statements of officers, members, or managers, as applicable, of each Guarantor.

B.          Assumptions.

For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions:

1.             The genuineness of signatures not witnessed, the authenticity of documents submitted as originals and the conformity to originals of documents submitted as copies or forms.

2.             The competency and legal capacity of all natural persons executing the documents referred to herein.

3.             The factual representations made by or on behalf of the Guarantors in each of the Transaction Documents are accurate and complete.

4.             There are no facts or events such as fraud, mistake, undue influence or duress in connection with the Exchange Notes that would impair the validity or enforceability of the Transaction Documents.

5.             No action has been taken that would cause the dissolution or the termination of the Guarantors.

6.             The Guarantors have paid all income taxes, fines, jeopardy or fraud assessments and interest due therefrom and payable to the State of Arizona.

7.             All exhibits to be attached to each of the Transaction Documents have been properly attached and all blanks have been appropriately filled in.

8.             The Organizational Documents are genuine, complete and accurate and the facts set forth therein are true as of the date thereof and hereof, and the Articles of Amendment to the Articles of Organization of Anthem and the Articles of Amendment to the Articles of Incorporation of GRanch have been duly filed with and accepted by the State of Arizona Corporation Commission.

C.            Opinions.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications and exceptions herein contained, and the laws of the State of Arizona currently in effect, we are of the opinion that:

1.             Anthem is a limited liability company validly existing as a limited liability company under the laws of the State of Arizona.

2.             GRanch is a corporation, duly organized, validly existing and in good standing as a corporation under the laws of the State of Arizona.

3.             Anthem has the limited liability company power and authority to execute and deliver, and perform its obligations under the Indenture (including the Guarantees). Anthem has duly and validly executed and delivered the Indenture.

4.             GRanch has the corporate power and authority to execute and deliver and perform its obligations under the Indenture (including the Guarantees). GRanch has duly and validly executed and delivered the Indenture.

5.             The execution and delivery of the Indenture and the performance of each Guarantor’s obligations under the Indenture (including the Guarantees) have been duly authorized by all requisite limited liability company or corporate (as the case may be) action of each Guarantor.

6.             The Guarantees have been duly and validly executed, delivered and issued by each Guarantor.

7.             The execution and delivery by each Guarantor of the Indenture (including the Guarantees) will not: (a) violate any provision of Anthem Organizational Documents or the GRanch Organizational Documents; or (b) violate any Applicable Law of the State of Arizona applicable to the Guarantors.

D.            Qualifications.

The opinions expressed herein are subject to the following qualifications:

1.             Our opinions with respect to valid existence and good standing set forth in Opinion 1 and Opinion 2 above are based solely upon the Anthem Certificate of Good Standing and the GRanch Certificate of Good Standing, respectively.

2.             We express no opinion concerning any law other than the law of the State of Arizona.

3.             We express no opinion as to the extent, if any, to which the laws of the State of Arizona (or any other state) may be applicable.

4.             This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. Without limiting the foregoing, we have assumed compliance with and give no opinion as to federal securities laws.

5.             For purposes of this opinion, “Applicable Law” shall mean all laws, rules and regulations of the State of Arizona applicable to the Guarantors.

6.             We have been retained to act as special Arizona counsel to the Guarantors in connection with the transactions contemplated by the Transaction Documents. We are not general counsel to the Guarantors or any other party to any of the Transaction Documents and are not generally informed as to their respective business affairs.

The foregoing opinions may be relied upon by you and your counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus in the Registration Statement.

Very truly yours,

Greenberg Traurig, LLP